SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 7, 2011
Sysco Corporation
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-06544	74-1648137
(Commission File Number)	(IRS Employer Identification No.)
1390 Enclave Parkway, Houston, Texas 77077-2099
(Address of principal executive offices, including zip code)
(281) 584-1390
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     On November 7, 2011, Sysco Corporation ("Sysco") held its first quarter fiscal 2012 earnings conference call and posted slides on its website at www.sysco.com under Investor Relations in conjunction with the call. Sysco hereby incorporates by reference herein the information set forth in the slides (the “Slides”), a copy of which is attached hereto as Exhibit 99.1.
     Except for the historical information contained in the Slides, the statements made by Sysco are forward-looking statements that involve risks and uncertainties. All such statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Sysco’s future financial performance could differ significantly from the expectations of management and from results expressed or implied in the Slides. Forward-looking statements in the Slides are subject to certain risks and uncertainties described in the Slides. For further information on other risk factors, please refer to “Risk Factors” contained in Sysco’s Annual Report on Form 10-K for the fiscal year ended July 2, 2011 as filed with the Securities and Exchange Commission.
     The Slides include certain non-GAAP financial measures, including non-GAAP sales growth rate. Sysco’s quarterly and annual GAAP sales growth rate is the unadjusted percentage increase in sales, comparing one period to the corresponding period in the prior year, and is impacted by external factors such as product cost inflation and exchange rates used in translating foreign sales. It also contains the results from acquisitions within the trailing last twelve months. The GAAP sales growth rate comparisons can differ year over year due to the end dates of our fiscal years. Sysco’s fiscal year ends on the Saturday nearest to June 30th. For fiscal 2011, this resulted in a 52-week year ending July 2, 2011. For fiscal 2010, this resulted in a 53-week year ending July 3, 2010. Because the fourth quarter of fiscal 2010 contained an additional week as compared to fiscal 2011, our GAAP sales growth for the fourth quarter of fiscal 2011 is not directly comparable to the GAAP sales growth for the fourth quarter of fiscal 2010. Management believes that adjusting each period’s GAAP sales growth for the estimated impact of these items provides a better comparison of the sales performance on a year-over-year basis. In the foodservice industry, this adjusted sales growth rate is typically referred to as “real sales growth” and is often used as a proxy for volume growth. As a result, the Slides include GAAP sales growth for each quarter in fiscal 2011 and the first quarter of fiscal 2012 that are adjusted to remove the impact of product cost inflation, which is our internal measure of the changes in our product costs, exchange rates, acquisitions completed in the trailing last twelve months and estimated timing impacts of quarterly close periods. The rationale for the use of other non-GAAP measures contained in the Slides is included directly within the Slides.
     The information in this Item 7.01 is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this report, including the Slides attached hereto as Exhibit 99.1, will not be incorporated by reference into any registration statement filed by Sysco under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description
99.1	Slides posted at www.sysco.com on November 7, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: November 7, 2011	By: Name:	/s/ Russell T. Libby Russell T. Libby
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Slides posted at www.sysco.com on November 7, 2011

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